TCSI Corporation
                                  EXHIBIT 10.32
              AMENDMENT TO 1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                                  (May 5, 1998)


     WHEREAS: Section 7 of the 1994 Outside Directors Stock Option Plan (the "Director Plan") permits amendment of the Director Plan by the Board of Directors of TCSI Corporation (the "Corporation");

     NOW, THEREFORE, BE IT RESOLVED: That the first paragraph of Section 9 of the Director Plan be amended to read in its entirety as follows:


     "A Stock Option of 5,000 shares of Common Stock shall be granted to each Outside Director as of December 2, 1994. Thereafter, a Stock Option of 20,000 shares of Common Stock shall be granted to each New Outside Director (as hereinafter defined) upon appointment or election to the Board. Subject to the availability of sufficient shares of Comon Stock in accordance with
     Section 3 hereof, a Stock Option for 5,000 shares of Common Stock shall be granted to each Outside Director annually on the anniversary of the initial award made to the Outside Director under this Plan, but only if such Outside Director is an Outside Director at such time."